UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 11, 2026

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange
Preferred Stock Repurchase Rights		New York Stock Exchange

ITEM 2.04    TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On February 11, 2026, Ashford Lee Vista Partners LP, Key West Florida Hotel Limited Partnership, Minnetonka Minnesota Hotel Limited Partnership, Annapolis Maryland Hotel Limited Partnership, Ashford CM Partners LP, Ashford Santa Clara Partners LP, Ashford PH Partners LP and Ashford Crystal City Partners LP (collectively, the “Borrower”), each a subsidiary of Ashford Hospitality Trust, Inc. (the “Company”), received a notice letter (the “Notice Letter”) from Wilmington Trust, National Association, as Trustee for the benefit of the trusts of of J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-ASH8, Commercial Mortgage Pass-Through Certificates, Series 2018-ASH8 (the “Trust”) relating to the refinanced mortgage loan made on January 17, 2018 to the Borrower in the original principal amount of $395,000,000 (the “Loan”). The Loan is currently held by the Trust and is evidenced by that certain Loan Agreement dated January 17, 2018 (the “Original Agreement”), as affected by that certain First Amendment to Loan Agreement dated as of February 8, 2018 (the “First Amendment”), that certain Loan Extension Agreement dated as of February 7, 2020 (the “First Extension”), that certain Loan Modification and Reinstatement Agreement dated as of January 19, 2021 (the “Loan Modification and Restatement”), that certain Second Loan Extension Agreement dated as of February 9, 2021 (the “Second Loan Extension”), that certain Third Loan Extension Agreement dated as of February 9, 2022 (the “Third Loan Extension”), that certain Fourth Loan Extension Agreement dated as of February 9, 2023 (the “Fourth Loan Extension”), that certain Fifth Loan Extension Agreement dated as of February 9, 2024, as amended by that certain Consent Letter dated as of March 5, 2024 (collectively, the “Fifth Loan Extension”), that certain Loan Modification Agreement dated as of April 9, 2024 (the “Second Loan Modification”), that certain Sixth Loan Extension Agreement dated as of February 7, 2025, as amended by that certain First Amendment to Sixth Loan Extension Agreement dated as of March 10, 2025, that certain Consent Letter dated as of April 9, 2025, that certain Consent Letter dated as of May 9, 2025, that certain Consent Letter dated as of June 9, 2025, that certain Consent Letter dated as of July 7, 2025, that certain Consent Letter dated as of August 7, 2025, that certain Consent Letter dated as of September 9, 2025, that certain Consent Letter dated as of October 9, 2025, that certain Consent Letter dated as of November 9, 2025, that certain Consent Letter dated as of December 9, 2025, and that certain Consent Letter dated as of January 7, 2026 (collectively, the “Sixth Loan Extension” and together with the Original Agreement, the First Amendment, the First Extension, the Loan Modification and Reinstatement, the Second Loan Extension, the Third Loan Extension, the Fourth Loan Extension, the Fifth Loan Extension, the Second Loan Modification, the “Loan Agreement”). CWCapital Asset Management LLC is the special servicer of the Loan for the Trust.

On February 9, 2026 (the “Waiver Date”), the Borrower failed to (i) make the Required Debt Yield Principal Payment (as defined in the Loan Agreement) on or before the Waiver Date, (ii) pay the Extension DI (as defined in the Loan Agreement) on or before the Waiver Date, and (iii) provide the Replacement Cap Agreement and Assignment of Interest Rate Cap Agreement on or before the Waiver Date, in each case as required under the Sixth Loan Extension. The failure to make such payments constituted an Event of Default, as such term is defined in the Loan Agreement. Pursuant to the Notice Letter, the Trust notified the Borrower that it was accelerating the Loan in full. Pursuant to the Notice Letter, the Trustee demanded immediate payment of the outstanding principal balance of $325,000,000, together with all accrued and unpaid interest, default rate interest, late fees, other obligations and amounts owed under the Loan Agreement, as well as collection costs, including reasonable attorneys’ fees. The Trustee also demanded that the Borrower deliver to the Lender (as defined in the Loan Agreement), a Replacement Interest Rate Cap Agreement and Assignment of Interest Rate Cap Agreement in accordance with Section 2.2.7 of the Loan Agreement promptly, but in no event, later than five business days from the date of the Notice Letter.

The Loan is secured by eight hotels: Embassy Suites Portland, Embassy Suites Crystal City, Embassy Suites Orlando, Embassy Suites Santa Clara, La Concha Key West, Hilton Costa Mesa, Sheraton Minneapolis, and Historic Inns of Annapolis. The Notice Letter does not trigger any cross-default clauses in other loans taken out by subsidiaries of the Company (and the Company itself does not have any loans or indebtedness at the parent company level).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: February 18, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary